Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of CTI BioPharma Corp. on Form S-3 (File Nos. 333-108926, 333-134126, 333-149980, 333-149981, 333-152171, 333-157376, 333-163479, 333-182330, 333-192748, 333-192749, 333-200453 and 333-221382) and Form S-8 (File Nos. 333-146624, 333-152168, 333-158260, 333-162955, 333-170044, 333-178158, 333-184004, 333-189611, 333-196510, 333-207176, 333-207177, 333-211006, 333-218946, and 333-218947) of our report dated March 7, 2018, with respect to our audits of the consolidated financial statements and the related consolidated financial statement schedule of CTI BioPharma Corp. as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015 and our report dated March 7, 2018 with respect to our audit of the effectiveness of internal control over financial reporting of CTI BioPharma Corp. as of December 31, 2017, which reports are included in this Annual Report on Form 10-K of CTI BioPharma Corp. for the year ended December 31, 2017.

/s/ Marcum LLP

Marcum LLP
San Francisco, CA
March 7, 2018